UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

MVP REIT, Inc., (“MVP”) through its wholly owned entity MVP Indianapolis City Park Garage, LLC, a Nevada limited liability company, announced that it has closed on the purchase of a parking garage for approximately $10.5 million.

The parking garage is located at 120 East Washington Street, Indianapolis, Indiana.   The parking garage consists of approximately 52,650 square feet and has approximately 370 parking spaces.  The parking garage is zoned CBD-1 and allows for a maximum building height of five stories.

The parking garage will be leased by ABM Onsite Services - Midwest, Inc. (“ABM Services”), a subsidiary of ABM Industries, Inc., which trades on the New York Stock Exchange as ticker symbol “ABM”.  ABM Services will pay an annual lease payment of $750,000 and will pay all regular occurring maintenance expenses associated with the parking garage other than property taxes.  In addition, the lease provides revenue participation with MVP receiving 75% of the gross receipts over $980,000. The term of the lease will be for 5 years.

MVP also announced that it’s wholly owned entity, MVP South Loop, LLC, an Illinois limited liability company, has terminated its proposed acquisition of the parking garage and commercial development located at 801 South State Street, Chicago, IL 60605.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2015

MVP REIT, INC.

By: __/s/ Tracee Gress_______________

Tracee Gress
Chief Financial Officer